As filed with the Securities and Exchange Commission on June 3, 2013

Registration No. 333- 174318

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APPROACH RESOURCES INC.*

(Exact name of registrant as specified in its charter)

Delaware	51-0424817
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas 76116 (817) 989-9000	J. Curtis Henderson Executive Vice President and General Counsel Approach Resources Inc. One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas 76116 (817) 989-9000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Wesley P. Williams

Jessica W. Hammons

Thompson & Knight LLP

One Arts Plaza

1722 Routh Street, Suite 1500

Dallas, Texas 75201-2533

(214) 969-1700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, $0.01 par value per share
Preferred Stock, $0.01 par value per share
Depositary Shares(4)
Warrants
Rights
Debt Securities
Guarantee of Debt Securities(5)

(1)	Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.
(2)	There is to be registered hereunder such indeterminate number or amount of securities of each identified class as may from time to time be issued by the registrant at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions.
(3)	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, which we refer to as the Securities Act, the registrant is deferring payment of all of the registration fee, except for $3,033 that has already been paid with respect to $150 million aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-164371 and were not sold thereunder.
(4)	Each depositary share will be issued under a depository agreement and will be evidenced by a depositary receipt. If Approach Resources Inc. elects to offer fractional interests in shares of preferred stock to the public, depositary receipts will be distributed to the investors purchasing the fractional interests, and the shares will be issued to the depositary under the depositary agreement.
(5)	Subsidiaries of Approach Resources Inc. named as co-registrants may fully, irrevocably and unconditionally guarantee on an unsecured basis the non-convertible debt securities of Approach Resources Inc. No additional consideration will be received for the guarantees and in accordance with Rule 457(n) of the Securities Act, no additional fee is required.

*ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

Each of the following subsidiaries and each other subsidiary of Approach Resources Inc. that becomes a guarantor of certain of the securities registered hereby, is hereby deemed to be a registrant.

Exact Name as Specified in their Charters	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Approach Resources I, LP	Texas	20-0415316
Approach Oil & Gas Inc.	Delaware	20-1997957
Approach Operating, LLC	Delaware	54-2131981
Approach Delaware, LLC	Delaware	20-0507483
Approach Services, LLC	Delaware	—
Approach Midstream Holdings LLC	Delaware	45-5634122

PART I

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-174318) (the “Registration Statement”) of Approach Resources Inc., a Delaware corporation (the “Company”), and the Company’s subsidiary guarantors is being filed to (i) add Approach Midstream Holdings LLC, a wholly owned subsidiary of the Company (the “Subsidiary Guarantor”), listed on the previous page under the caption “Additional Registrants” as a co-registrant to the Registration Statement to allow such Subsidiary Guarantor to guarantee the debt securities covered by the Registration Statement, (ii) update the information in Part II with respect to the addition of the Subsidiary Guarantor and (iii) file additional exhibits to the Registration Statement. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Except for the Securities and Exchange Commission registration fee, all expenses are estimated. All such expenses will be paid by the registrant.

Securities and Exchange Commission registration fee	$	*
Accounting fees and expenses	$	**
Legal fees and expenses	$	**
Trustee fees and expenses	$	**
FINRA filing fee	$	**
Printing and engraving expenses	$	**
Blue sky fees and expenses (including legal fees)	$	**

Miscellaneous	$	**

Total	$	**

*	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.
**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Approach Resources Inc.

The restated certificate of incorporation of Approach Resources Inc. (the “Company,” “we,” “us,” “our” or “ours”) provides that no director or officer will be liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer occurring on or after the date of incorporation; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involved intentional misconduct, fraud or a knowing violation of the law, (iii) the payment of dividends in violation of Section 174 of the General Corporation Law of the State of Delaware (the “DGCL”) or (iv) for any transaction from which the director derived an improper personal benefit. In addition, if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Our restated bylaws provide that the Company will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification when the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise. Our restated certificate of incorporation also contains indemnification rights for our directors and our officers. Specifically, our restated certificate of incorporation provides that we shall indemnify our officers and directors to the fullest extent authorized by the DGCL. Further, we may maintain insurance on behalf of our officers and directors against expenses, liability or loss incurred by them in their capacities as officers and directors.

We maintain directors’ and officers’ insurance to cover directors, officers and certain employees of the Company and its subsidiaries for certain liabilities.

We have entered into written indemnification agreements with our directors and executive officers. Under these agreements, if an officer or director makes a claim of indemnification to us, either a majority of the independent directors or independent legal counsel selected by the independent directors must review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) us to indemnify the officer or director.

The registration rights agreement we entered into in connection with our initial public offering provides for the indemnification by certain holders of registrable securities under such agreement of our officers and directors for certain liabilities.

Approach Resources I, LP

Approach Resources I, LP is a Texas limited partnership organized under the Texas Revised Limited Partnership Act, which was succeeded by the Texas Business Organizations Code on January 1, 2010 (as amended from time to time, the “Code”). Sections 8.003 and 8.102 of the Code provide that a limited partnership’s certificate of formation may eliminate all monetary liability of a governing person to the limited partnership for acts or omissions in the governing person’s capacity as a governing person other than conduct specifically excluded from protection. Sections 8.101 and 8.102(b)(3) of the Code provide that Texas law does not permit any limitation of liability of a governing person found liable for (i) willful or intentional misconduct in the performance of the person’s duty to the enterprise, (ii) breaching the duty of loyalty to the partnership or (iii) an act or omission not committed in good faith that constitutes a breach of the duty owed to the partnership.

Section 8.102 of the Code permits a partnership to indemnify any person who has been or is threatened to be made a party to a legal proceeding because he is or was a governing person of the partnership, or because he served at the request of the partnership as a principal of another business or employee benefit plan, against any judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with the proceeding. However, Section 8.101 of the Code provides that a partnership may not indemnify a director in reliance on this part of the Code unless the governing person (i) conducted himself in good faith, (ii) reasonably believed that his conduct was in the best interests of the partnership or, in the case of action not taken in his official capacity, was not opposed to the best interests of partnership and (iii) in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

Section 8.051(a) of the Code provides that a partnership is required to indemnify any governing person of the partnership who has been or is threatened to be made a party to a legal proceeding by reason of his service to the partnership if the governing person is successful on the merits or otherwise in the defense of such proceeding. In addition, Section 8.151(b) of the Code provides that a partnership may purchase and maintain on behalf of its governing persons insurance with respect to any liability asserted against or incurred by such persons, whether or not the partnership would have the power under applicable law to indemnify such persons.

Section 8.102(b) of the Code permits a partnership to indemnify a governing person for reasonable expenses actually incurred by the governing person in connection with the proceeding (and not for a judgment, penalty, fine or excise or similar tax) if the governing person has not been found liable to the partnership or is found to have received an improper personal benefit. Section 8.104 of the Code permits a partnership to pay reasonable expenses of a governing person in advance of the final disposition of a proceeding for which indemnification may be provided on the condition that the partnership first receives (i) a written affirmation by the governing person of his good faith belief that he has met the standard of conduct necessary for indemnification, and (ii) a written undertaking by or on behalf of the governing person that he will repay such expenses if it is ultimately determined that he is not entitled to be indemnified. Section 8.105 of the Code allows a partnership to indemnify and advance expenses to its officers, employees and other agents to the same extent that it allows a partnership to indemnify and advance expenses to directors.

Neither the certificate of limited partnership of Approach Resources I, LP nor the limited partnership agreement of Approach Resources I, LP addresses indemnification or advancement of expenses of the governing persons of Approach Resources I, LP.

Approach Oil & Gas Inc.

Approach Oil & Gas Inc. is a Delaware corporation organized under the DGCL. The provisions of the DGCL regarding indemnification of directors and officers and advancement of expenses of directors and officers discussed above as applying to the Company also apply to Approach Oil & Gas Inc.

The certificate of incorporation of Approach Oil & Gas Inc. provides that, to the fullest extent permitted by the DGCL, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of duty as a director. The certificate of incorporation of Approach Oil & Gas Inc. further provides that no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for beach of duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the payment of dividends in violation of Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. In addition, if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Both the certificate of incorporation of Approach Oil & Gas Inc. and the bylaws of Approach Oil & Gas Inc. also contain indemnification rights for the corporation’s directors and officers. Specifically, the certificate of incorporation and the bylaws provide that Approach Oil & Gas Inc. shall indemnify its officers and directors to the fullest extent authorized by the DGCL. Further, the certificate of incorporation and the bylaws provide that Approach Oil & Gas Inc. may maintain insurance on behalf of its officers and directors against expenses, liability or loss incurred by them in their capacities as officers and directors.

Approach Operating, LLC

Approach Operating, LLC is a Delaware limited liability company organized under the Delaware Limited Liability Company Act (the “DLLCA”). Section 18-108 of the DLLCA provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Neither the certificate of formation of Approach Operating, LLC nor the limited liability company agreement of Approach Operating, LLC directly addresses indemnification of officers and directors and advancement of expenses of officers and directors. However, the limited liability company agreement of Approach Operating, LLC does state that the officers of Approach Operating, LLC shall be liable for errors or omissions in performing their duties with respect to Approach Operating, LLC only in the case of gross negligence, willful misconduct or bad faith, but not otherwise.

Approach Delaware, LLC

Approach Delaware, LLC is a Delaware limited liability company organized under the DLLCA. Section 18-108 of the DLLCA provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Neither the certificate of formation of Approach Delaware, LLC nor the limited liability company agreement of Approach Delaware, LLC directly addresses indemnification of officers and directors and advancement of expenses of officers and directors. However, the limited liability company agreement of Approach Delaware, LLC does state that the officers of Approach Delaware, LLC shall be liable for errors or omissions in performing their duties with respect to Approach Delaware, LLC only in the case of gross negligence, willful misconduct or bad faith, but not otherwise.

Approach Services, LLC

Approach Services, LLC is a Delaware limited liability company organized under the DLLCA. Section 18-108 of the DLLCA provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Neither the certificate of formation of Approach Services, LLC nor the limited liability company agreement of Approach Services, LLC directly addresses indemnification of officers and directors and advancement of expenses of officers and directors. However, the limited liability company agreement of Approach Services, LLC does state that the officers of Approach Services, LLC shall be liable for errors or omissions in performing their duties with respect to Approach Services, LLC only in the case of gross negligence, willful misconduct or bad faith, but not otherwise.

Approach Midstream Holdings LLC

Approach Midstream Holdings LLC is a Delaware limited liability company organized under the DLLCA. Section 18-108 of the DLLCA provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Neither the certificate of formation of Approach Midstream Holdings LLC nor the limited liability company agreement of Approach Midstream Holdings LLC directly addresses indemnification of officers and directors and advancement of expenses of officers and directors. However, the limited liability company agreement of Approach Midstream Holdings LLC does state that the officers of Approach Midstream Holdings LLC shall be liable for errors or omissions in performing their duties with respect to Approach Midstream Holdings LLC only in the case of gross negligence, willful misconduct or bad faith, but not otherwise.

Item 16.	Exhibits

(a)	Exhibits

The following documents are filed as exhibits to this registration statement:

Exhibit Number	Exhibit Title

1 .1***	Form of Underwriting Agreement.

4 .1	Specimen Stock Certificate (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A filed October 18, 2007 (File No. 333-144512), and incorporated herein by reference).

4 .2**	Form of Senior Indenture.

4 .3**	Form of Subordinated Indenture.

4 .4***	Form of Warrant Agreement.

4 .5***	Form of Depositary Agreement.

4 .6	Registration Rights Agreement dated as of November 14, 2007, among Approach Resources Inc. and the investors identified therein (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K/A filed December 3, 2007, and incorporated herein by reference).

5 .1**	Opinion of Thompson & Knight LLP as to the legality of the securities being registered.

5 .2*	Opinion of Thompson & Knight LLP regarding the guarantees covered by this Post-Effective Amendment No. 1.

12 .1*	Statement of Computation of Ratios of Earnings to Fixed Charges.

23 .1*	Consent of Hein & Associates LLP, independent registered public accounting firm.

23 .2**	Consent of Thompson & Knight LLP (contained in Exhibit 5.1 and Exhibit 5.2 hereto).

23 .3*	Consent of DeGolyer and MacNaughton, independent petroleum engineering consulting firm.

24 .1**	Power of Attorney.

25 .1*	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Senior Indenture.

25 .2****	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Subordinated Indenture.

*	Filed herewith.
**	Previously filed as an exhibit to the Registration Statement.
***	To be filed by amendment, as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference or in a post-effective amendment to this registration statement.
****	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rules 5b-1 through 5b-3 thereunder.

(b)	Financial statement schedules

No financial statement schedules are included herein. All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions, are inapplicable, or the information is in the consolidated financial statements, and have therefore been omitted.

(c)	Reports, opinions and appraisals

The following reports, opinions and appraisals are included herein: None.

Item 17.	Undertakings

Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs 1(a), 1(b) and 1(c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(9) To file an application for the purpose of determining the eligibility of the trustee, both of the subordinated indenture and of the senior indenture, to act under subsection (a) of section 310 of the Trust Indenture Act of 1939, as amended (the “Act”), in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on June 3, 2013.

APPROACH RESOURCES INC.

By:	/s/ J. Ross Craft
J. Ross Craft
President and Chief Executive Officer

	Signature	Title

	/s/ J. Ross Craft	President, Chief Executive Officer and Director (Principal Executive Officer)
J. Ross Craft

	/s/ Steven P. Smart	Executive Vice President and Chief Financial Officer (Principal Financial and Chief Accounting Officer)
Steven P. Smart

	*	Director and Chairman of the Board of Directors
Bryan H. Lawrence

	*	Director
Alan D. Bell

	*	Director
James H. Brandi

	*	Director
James C. Crain

	*	Director
Sheldon B. Lubar

	*	Director
Christopher J. Whyte

*By:	/s/ J. Ross Craft
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on June 3, 2013.

APPROACH RESOURCES I, LP

By:	Approach Operating, LLC,
its sole general partner

By:	/s/ J. Ross Craft
J. Ross Craft
President and Chief Executive Officer

Signature	Title

/s/ J. Ross Craft	President and Chief Executive Officer* (Principal Executive Officer)
J. Ross Craft

/s/ Steven P. Smart	Executive Vice President and Chief Financial Officer** (Principal Financial and Chief
Steven P. Smart	Accounting Officer)

*	J. Ross Craft serves as the President and Chief Executive Officer of Approach Operating, LLC, which is the sole general partner of Approach Resources I, LP.
**	Steven P. Smart serves as the Executive Vice President and Chief Financial Officer of Approach Operating, LLC, which is the sole general partner of Approach Resources I, LP.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on June 3, 2013.

APPROACH OIL & GAS INC.
APPROACH OPERATING, LLC
APPROACH DELAWARE, LLC
APPROACH SERVICES, LLC
APPROACH MIDSTREAM HOLDINGS LLC

By:	/s/ J. Ross Craft
J. Ross Craft
President and Chief Executive Officer

Signature	Title

/s/ J. Ross Craft J. Ross Craft	President, Chief Executive Officer* and Director** (Principal Executive Officer)

/s/ Steven P. Smart Steven P. Smart	Executive Vice President and Chief Financial Officer*** and Director** (Principal Financial and Chief Accounting Officer)

*	J. Ross Craft serves as the President and Chief Executive Officer of Approach Oil & Gas Inc., Approach Operating, LLC, Approach Delaware, LLC, Approach Services, LLC and Approach Midstream Holdings LLC.
**	Each of J. Ross Craft and Steven P. Smart serves as a Director of Approach Oil & Gas Inc.
***	Steven P. Smart serves as the Executive Vice President and Chief Financial Officer of Approach Oil & Gas Inc., Approach Operating, LLC, Approach Delaware, LLC, Approach Services, LLC and Approach Midstream Holdings LLC.

Exhibit Number	Exhibit Title
1 .1***	Form of Underwriting Agreement.

4 .1	Specimen Stock Certificate (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A filed October 18, 2007 (File No. 333-144512), and incorporated herein by reference).

4 .2**	Form of Senior Indenture.

4 .3**	Form of Subordinated Indenture.

4 .4***	Form of Warrant Agreement.

4 .5***	Form of Depositary Agreement.

4 .6	Registration Rights Agreement dated as of November 14, 2007, among Approach Resources Inc. and the investors identified therein (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K/A filed December 3, 2007, and incorporated herein by reference).

5 .1**	Opinion of Thompson & Knight LLP as to the legality of the securities being registered.

5 .2*	Opinion of Thompson & Knight LLP regarding the guarantees covered by this Post-Effective Amendment No. 1.

12 .1*	Statement of Computation of Ratios of Earnings to Fixed Charges.

23 .1*	Consent of Hein & Associates LLP, independent registered public accounting firm.

23 .2**	Consent of Thompson & Knight LLP (contained in Exhibit 5.1 and Exhibit 5.2 hereto).

23 .3*	Consent of DeGolyer and MacNaughton, independent petroleum engineering consulting firm.

24 .1**	Power of Attorney.

25 .1*	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Senior Indenture.

25 .2****	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Subordinated Indenture.

*	Filed herewith.
**	Previously filed as an exhibit to the Registration Statement.
***	To be filed by amendment, as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference or in a post-effective amendment to this registration statement.
****	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rules 5b-1 through 5b-3 thereunder.